Exhibit 99.B(h)(2)(ii)

October 22, 2008

Todd Modic

Senior Vice President

ING Funds Services, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ  85258

Dear Mr. Modic:

Pursuant to the Administration Agreement dated May 1, 2002, between ING Series Fund, Inc. and ING Funds Services, LLC (the “Agreement”), we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Alternative Beta Fund, a newly established series of ING Series Fund, Inc. (the “Fund”), effective October 22, 2008, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Fund to the Amended Schedule A of the Agreement.  The Amended Schedule A, with the annual administration fees indicated for the series, is attached hereto.

Please signify your acceptance to act as Administrator under the Agreement with respect to the Fund.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Series Fund, Inc.

ACCEPTED AND AGREED TO:

ING Funds Services, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Series Fund, Inc.

AMENDED SCHEDULE A

with respect to the

ADMINISTRATION AGREEMENT

between

ING SERIES FUND, INC.

and

ING FUNDS SERVICES, LLC

Series	Administrative Services Fee (as a percentage of managed assets)
Brokerage Cash Reserves	0.08%
ING 130/30 Fundamental Research Fund	0.08%
ING Alternative Beta Fund	0.10%
ING Balanced Fund	0.08%
ING Corporate Leaders 100 Fund	0.10%
ING Global Target Payment Fund	0.10%
ING Global Science and Technology Fund	0.08%
ING Growth and Income Fund	0.08%
ING Index Plus LargeCap Fund	0.08%
ING Index Plus MidCap Fund	0.08%
ING Index Plus SmallCap Fund	0.08%
ING Small Company Fund	0.08%
ING Strategic Allocation Conservative Fund	0.08%
ING Strategic Allocation Growth Fund	0.08%
ING Strategic Allocation Moderate Fund	0.08%
ING Tactical Asset Allocation Fund	0.10%